UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): January 11, 2018

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2018, Centrus Energy Corp. (“Centrus” or the “Company”) entered into a settlement agreement with the Department of Energy (“DOE”) and the United States government regarding breach of contract claims relating to work performed by the Company (formerly known as United States Enrichment Corporation) under contracts with DOE and subcontracts with DOE contractors.
On May 30, 2013, the Company filed a complaint in the U.S. Court of Federal Claims against the United States, requesting breach of contract damages in the amount of $38 million relating to work performed during the period 2003 through 2011. Throughout the litigation, the Company and DOE continued to disagree regarding additional payments owed totaling $6.3 million (which were not yet the subject of litigation) for work performed during the period 2012 through 2017.
Under the terms of the settlement agreement, DOE has agreed to settle all claims raised as part of and subsequent to the litigation for a total of $24 million and provides a complete close out of all such contracts and subcontracts settled under the settlement agreement without any further audit or review of the Company’s costs or incurred cost submissions. Under the settlement agreement, payment will be made by applying approximately $19.3 million of credits owed to the United States government by the Company and the United States government making payment of the remaining approximately $4.7 million. The Company has also agreed not to seek any additional payments under certain DOE subcontracts, as specified in the settlement agreement, for the periods of January 1, 2003, through September 30, 2017. Certain claims, including, but not limited to, any claims relating to work performed under American Centrifuge Project contracts after September 30, 2017, or any claims related to the Company’s subcontracts with UT-Battelle, LLC, for work at Oak Ridge National Laboratory, are excepted from the settlement agreement. Also excepted from the settlement agreement are the Company’s claims in its ongoing litigation with DOE relating to pension and post-retirement benefit cost adjustments.
The Company, or its subsidiaries, are party to a number of agreements or arrangements with the United States government, as described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 9.01   Financial Statements and Exhibits
(d)    Exhibits.

Exhibit	Description
10.1	Settlement Agreement between United States Enrichment Corporation and the United States, dated January 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	January 17, 2018	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer